Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Record Full Year and Fourth Quarter 2007 Results
Stamford, CT — February 21, 2008 — Odyssey Re Holdings Corp. (NYSE: ORH) reported net income available to common shareholders of $243.0 million, or $3.48 per diluted share, for the quarter ended December 31, 2007, compared to $83.8 million, or $1.16 per diluted share, for the quarter ended December 31, 2006. Operating income after tax(1) was $59.5 million, or $0.85 per diluted share, for the fourth quarter of 2007, compared to $65.4 million, or $0.91 per diluted share, for the fourth quarter of 2006. Included in the fourth quarter 2007 net income available to common shareholders were after-tax net realized gains of $183.5 million, or $2.63 per diluted share, compared to $18.4 million, or $0.25 per diluted share, for the fourth quarter of 2006.
For the year ended December 31, 2007, net income available to common shareholders was $587.2 million, or $8.23 per diluted share, compared to $499.6 million, or $6.93 per diluted share, for the year ended December 31, 2006. Operating income after tax was $236.8 million, or $3.32 per diluted share, for the year ended December 31, 2007, compared to operating income after tax of $268.0 million, or $3.73 per diluted share, for the year ended December 31, 2006.
Highlights for the full year and fourth quarter of 2007 are summarized as follows:
•	Pre-tax net income of $913.2 million for the full year and $380.0 million for the fourth quarter led to record after-tax net income available to common shareholders of $587.2 million ($8.23 per diluted share) for the full year and $243.0 million ($3.48 per diluted share) for the fourth quarter;

•	Shareholders’ equity of $2.65 billion as of December 31, 2007;

•	Return on common shareholders’ equity of 25.9% and operating return on common shareholders’ equity of 10.4% for the full year;

•	Book value per common share(2) was $36.78 as of December 31, 2007, an increase of $8.86, or 31.7%, compared to the book value per common share of $27.92 as of December 31, 2006;

•	Total invested assets and cash of $7.8 billion as of December 31, 2007, an increase of 10.1% compared to December 31, 2006; and

•	The repurchase and retirement, during 2007, of 2.6 million shares of our common stock for $94.5 million, or an average repurchase price of $35.83 per share.
Gross premiums written for the quarter ended December 31, 2007 were $525.3 million, a decrease of 2.5% compared to $538.9 million for the quarter ended December 31, 2006. This reflects a decline of 3.1% in the Company’s worldwide reinsurance premiums compared to the fourth quarter of 2006, and a 1.4% decrease in the Company’s specialty insurance premiums. Net premiums written during the fourth quarter of 2007 were $482.4 million, a decrease of 5.2% compared to fourth quarter of 2006 net premiums written of $508.7 million.
Gross premiums written for the year ended December 31, 2007 were $2.28 billion, compared to $2.34 billion for the year ended December 31, 2006, a 2.3% decrease. Reinsurance gross premiums written decreased by 4.8%, offset by a 3.5% increase in insurance premiums, principally related to the Company’s U.S. operations. Net premiums written over the same period decreased to $2.09 billion from $2.16 billion. The combined ratio for the year ended December 31, 2007 was 95.5%, compared to 94.4% for the year ended December 31, 2006, while the combined ratio for the fourth quarter of 2007 was 93.7%, compared to 94.8% for the fourth quarter of 2006.
Net investment income amounted to $329.4 million and $77.0 million for the year and fourth quarter of 2007, respectively, compared to $319.5 million, which excludes net realized gains of an equity investee included in net investment income, and $84.0 million for the year and fourth quarter of 2006, respectively. Net pre-tax realized gains were $539.1 million and $282.4 million for the year and fourth quarter of 2007, respectively, compared to $356.8 and $28.3 million for the year and fourth quarter of 2006, respectively. The realized gains for the year ended December 31, 2006 include realized gains of an equity investee included in net investment income in the consolidated statement of operations of $167.6 million. For the year ended December 31, 2007, the Company sold $175.8 million notional amount of credit default swaps for gross proceeds of $27.2 million, and recognized realized gains of $25.3 million. In addition, the net mark-to-market gain recorded for the year ended December 31, 2007 on the remaining $5.0 billion notional amount of credit default swaps was $273.0 million, resulting in total realized gains of $298.3 million for the year ended December 31, 2007. From January 1 through February 15, 2008, the Company sold an additional $670.0 million notional amount of credit default swaps (including virtually all of its credit default swaps referenced to U.S. bond guarantors) for gross proceeds of $161.0 million, with realized gains on the sale of $26.8 million (gains in excess of the mark-to-market value as of December 31, 2007). The net mark-to-market gain for the January 1 to February 15, 2008 period on the $4.4 billion notional amount of credit default swaps remaining at February 15, 2008 (including 2008 purchases of $47.5 million notional amount of credit default swaps for $1.4 million) was $152.6 million, representing total net gains related to credit default swaps for this period of $179.4 million. The fair market value of the credit default swaps at February 15, 2008 was $327.3 million. The credit default swaps are extremely volatile, and as a result, their market value may vary dramatically either up or down in short periods. Their ultimate value will, therefore, only be known upon their disposition.
For the quarter ended December 31, 2007, net cash flow from operations was $4.1 million, a $123.8 million decrease from cash flow of $127.9 million for the quarter ended December 31, 2006. The decrease in cash flow from operations is principally attributable to lower premium volume, a decline in reinsurance recoveries and an increase in taxes paid.
In the fourth quarter of 2007, OdysseyRe paid a cash dividend of $0.0625 per common share on December 28, 2007 to common shareholders of record on December 14, 2007.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized gains as reported, net realized gains of an equity investee included in net investment income and losses on the early extinguishment of debt. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	December 31, 2007		December 31, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$243.0	$3.48	$83.8	$1.16
Less: Net realized gains, after tax	(183.5)	(2.63)	(18.4)	(0.25)

Operating income, after tax	$59.5	$0.85	$65.4	$0.91

	Year ended, (unaudited)
	December 31, 2007		December 31, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$587.2	$8.23	$499.6	$6.93
Less: Net realized gains, after tax	(350.4)	(4.91)	(122.9)	(1.70)
Less: Net realized gains of an equity investee included in investment income, after tax	—	—	(108.9)	(1.50)
Add: Loss on early extinguishment of debt	—	—	0.2	—

Operating income, after tax	$236.8	$3.32	$268.0	$3.73

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at each respective year end to derive book value per common share as reflected in the following table (in millions, except share and per share amounts):

	As of December 31,
	2007	2006

Total shareholders’ equity	$2,654.7	$2,083.6
Less: equity related to preferred stock	97.5	97.5

Total common shareholders’ equity	$2,557.2	$1,986.1

Common shares outstanding	69,521,494	71,140,948

Book value per common share	$36.78	$27.92

# # #
A conference call to discuss the financial results will be held at 10:00 a.m. Eastern Standard Time on Friday, February 22, 2008.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 599-8655 (domestic) or (913) 981-5578 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Standard Time on Friday, February 22, 2008, until 11:59 p.m. Eastern Standard Time on Saturday, March 1, 2008. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 3922451.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”

# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $4,370,999 and $3,547,656, respectively)	$4,402,260	$3,501,580
Fixed income securities, held as trading securities, at fair value (amortized cost $232,505)	243,164	—
Redeemable preferred stock, at fair value (cost $2,086)	1,187	—
Equity securities:
Common stocks, at fair value (cost $805,707 and $576,212, respectively)	885,751	636,749
Common stocks, at equity	157,450	245,416
Short-term investments, at fair value	483,757	119,403
Cash and cash equivalents	897,963	2,061,796
Cash and cash equivalents held as collateral	295,225	365,033
Other invested assets	412,687	136,111

Total investments and cash	7,779,444	7,066,088
Accrued investment income	70,597	50,930
Premiums receivable	470,227	475,453
Reinsurance recoverable on paid losses	83,123	59,768
Reinsurance recoverable on unpaid losses	643,509	739,019
Prepaid reinsurance premiums	60,528	50,486
Funds held by reinsureds	151,997	154,573
Deferred acquisition costs	150,800	149,886
Deferred federal and foreign income taxes	32,308	184,975
Other assets	90,776	90,589

Total assets	$9,533,309	$9,021,767

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,119,085	$5,142,159
Unearned premiums	724,272	741,328
Reinsurance balances payable	98,864	102,711
Funds held under reinsurance contracts	84,696	96,854
Debt obligations	489,154	512,504
Current federal and foreign income taxes payable	45,923	68,055
Obligation to return borrowed securities	60,675	119,798
Other liabilities	255,940	154,779

Total liabilities	6,878,609	6,938,188

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 69,684,726 and 71,218,616 shares issued, respectively	697	712
Additional paid-in capital	958,544	1,029,349
Treasury shares, at cost (163,232 and 77,668 shares, respectively)	(6,250)	(2,528)
Accumulated other comprehensive income, net of deferred income taxes	85,023	25,329
Retained earnings	1,616,646	1,030,677

Total shareholders’ equity	2,654,700	2,083,579

Total liabilities and shareholders’ equity	$9,533,309	$9,021,767

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)	(unaudited)
REVENUES
Gross premiums written	$2,282,682	$2,335,742	$525,335	$538,900
Ceded premiums written	193,239	174,807	42,972	30,249

Net premiums written	2,089,443	2,160,935	482,363	508,651
Decrease in unearned premiums	31,094	64,891	36,544	33,744

Net premiums earned	2,120,537	$2,225,826	518,907	$542,395
Net investment income	329,422	487,119	76,952	83,972
Net realized investment gains	539,136	189,129	282,350	28,256

Total revenues	2,989,095	2,902,074	878,209	654,623

EXPENSES
Losses and loss adjustment expenses	1,408,364	1,484,197	327,500	361,907
Acquisition costs	437,257	464,148	107,980	109,621
Other underwriting expenses	178,555	153,476	50,627	42,667
Other expense, net	14,006	21,120	2,696	4,709
Interest expense	37,665	37,515	9,379	9,417
Loss on early extinguishment of debt	—	2,403	—	—

Total expenses	2,075,847	2,162,859	498,182	528,321

Income before income taxes	913,248	739,215	380,027	126,302

Federal and foreign income tax provision:
Current	201,803	144,967	67,994	(33,824)
Deferred	115,870	86,342	66,952	74,259

Total federal and foreign income tax provision	317,673	231,309	134,946	40,435

Net income	595,575	507,906	245,081	85,867

Preferred dividends	(8,345)	(8,257)	(2,070)	(2,094)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$587,230	$499,649	$243,011	$83,773

BASIC
Weighted average common shares outstanding	70,443,600	68,975,743	69,221,744	70,421,869

Basic earnings per common share	$8.34	$7.24	$3.51	$1.19

DILUTED
Weighted average common shares outstanding	71,387,255	72,299,050	69,734,046	72,176,628

Diluted earnings per common share	$8.23	$6.93	$3.48	$1.16

DIVIDENDS
Dividends declared per common share	$0.25	$0.13	$0.06	$0.03

COMPREHENSIVE INCOME
Net income	$595,575	$507,906	$245,081	$85,867
Other comprehensive income (loss), net of tax	76,190	(83,474)	31,821	(7,552)

Comprehensive income	$671,765	$424,432	$276,902	$78,315

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Year Ended			Three Months Ended
	December 31,		%	December 31,		%
	2007	2006	Change	2007	2006	Change
GROSS PREMIUMS WRITTEN
Americas	$834,921	$924,213	(9.7)%	$191,960	$207,576	(7.5)%
EuroAsia	565,608	561,232	0.8	134,993	130,960	3.1
London Market	349,874	340,653	2.7	86,167	68,327	26.1
U.S. Insurance	532,279	509,644	4.4	112,215	132,037	(15.0)

Total	$2,282,682	$2,335,742	(2.3)%	$525,335	$538,900	(2.5)%

NET PREMIUMS WRITTEN
Americas	$817,849	$897,819	(8.9)%	$188,810	$206,102	(8.4)%
EuroAsia	542,058	542,454	(0.1)	131,724	127,453	3.4
London Market	305,601	312,524	(2.2)	71,943	66,505	8.2
U.S. Insurance	423,935	408,138	3.9	89,886	108,591	(17.2)

Total	$2,089,443	$2,160,935	(3.3)%	$482,363	$508,651	(5.2)%

NET PREMIUMS EARNED
Americas	$841,869	$975,039	(13.7)%	$208,270	$237,280	(12.2)%
EuroAsia	543,141	531,378	2.2	131,877	124,645	5.8
London Market	306,799	333,508	(8.0)	75,156	81,613	(7.9)
U.S. Insurance	428,728	385,901	11.1	103,604	98,857	4.8

Total	$2,120,537	$2,225,826	(4.7)%	$518,907	$542,395	(4.3)%

	Year Ended		Percentage	Three Months Ended		Percentage
	December 31,		Point	December 31,		Point
	2007	2006	Change	2007	2006	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	78.6%	78.5%	0.1	99.2%	86.5%	12.7
EuroAsia	64.2	60.3	3.9	53.2	58.9	(5.7)
London Market	49.0	54.7	(5.7)	12.0	39.2	(27.2)
U.S. Insurance	57.8	55.8	2.0	40.4	51.8	(11.4)

Total	66.4%	66.7%	(0.3)	63.1%	66.7%	(3.6)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	32.1%	30.8%	1.3	35.7%	30.1%	5.6
EuroAsia	27.5	25.3	2.2	28.3	26.0	2.3
London Market	26.3	25.8	0.5	26.5	26.3	0.2
U.S. Insurance	26.8	25.3	1.5	26.0	27.3	(1.3)

Total	29.1%	27.7%	1.4	30.6%	28.1%	2.5

COMBINED RATIO
Americas	110.7%	109.3%	1.4	134.9%	116.6%	18.3
EuroAsia	91.7	85.6	6.1	81.5	84.9	(3.4)
London Market	75.3	80.5	(5.2)	38.5	65.5	(27.0)
U.S. Insurance	84.6	81.1	3.5	66.4	79.1	(12.7)

Total	95.5%	94.4%	1.1	93.7%	94.8%	(1.1)